UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446-2012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2014, ADMA Bio Centers Georgia Inc. (“ADMA BioCenters”), a subsidiary of ADMA Biologics, Inc. (the “Company”), and U.S. Bank National Association, as trustee, entered into a lease agreement (the “Lease”), dated as of January 20, 2014, with respect to space located in Marietta, Georgia. The term of the Lease commences on February 1, 2014 and expires on January 31, 2024.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 3, 2014, the Company issued a press release announcing the expansion of ADMA BioCenters’s plasma collection operations, as described under Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated February 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2014	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer